JSECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2008

Force Energy Corp.
(Exact name of registrant as specified in its charter)

NV	333-134715	98-0462664
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601-8623 Granville Street , Vancouver, BC	V6P 5A2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  778-235-6658

Nuance Resources Corp. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 12, 2008, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby the Company (as Nuance Resources Corp.) would merge with its wholly-owned subsidiary, Force Energy Corp., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of February 12, 2008, was completed pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, the Company's name has been changed to "Force Energy Corp." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Force Energy Corp., as of the open of business on February 14, 2008, the Company has the following new CUSIP number.  We also expect a new trading symbol from NASDAQ once processed.

New CUSIP Number:   345196 109

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Energy Corp.

/s/ James D. Bunney
James D. Bunney
President and CEO

Date: February 19, 2008